SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      -----


                                    FORM 8-K

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)  FEBRUARY 5, 1997

                             ANCHOR RESOLUTION CORP.

             (Exact name of Registrant as specified in its charter)


 DELAWARE                            0-14770        22-2452609
 (State or other jurisdiction of     (Commission    (IRS Employer
 incorporation)                      File Number)     ID Number)


ONE ANCHOR PLAZA, 4343 ANCHOR PLAZA PARKWAY, TAMPA, FL    33634-7513
(Address of principal executive offices)                 (Zip Code)

Registrant's Telephone Number,
 including area code:                                  (813) 884-0000


       ANCHOR GLASS CONTAINER CORPORATION
(Former name or former address, if changed since last report)

 Item 2.          ACQUISITION OR DISPOSITION OF ASSETS.

     On February 5, 1997, the Registrant completed the sale of substantially all of its assets and business in accordance with the terms of the Asset Purchase Agreement dated as of December 18, 1996 (the "Agreement") with Consumers Packaging Inc., a corporation organized under the federal laws of Canada ("Consumers"), and Owens-Brockway Glass Container Inc., a corporation organized under the laws of the State of Delaware ("OI"). Under the terms of the Agreement which was approved on December 20, 1996 by the U.S. Bankruptcy Court administering the Registrant's Chapter 11 case, the total purchase price received by the Registrant, subject to adjustment based upon a post- closing audit, consisted of (i) $328,832,000 in cash, (ii) 490,898 shares of common stock ("New Anchor Common Stock") of Anchor Glass Acquisition Corporation (now known as Anchor Glass Container Corporation), a new Delaware corporation formed by Consumers to acquire those assets of the Registrant not acquired by OI ("New Anchor"), and (iii) $46,983,000 face amount (1,879,320 shares) of 10% Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") of New Anchor which are convertible into approximately 7,830,500 shares of New Anchor Common Stock. Such shares of New Anchor Common Stock and Series A Preferred Stock represent approximately 30% of the fully-diluted equity of New Anchor.

     Of the cash proceeds, $108,556,960 was applied to repay in full the Registrant's secured indebtedness under its Credit Agreement with Foothill Capital Corporation and Congress Financial Corporation and approximately $11,067,150 was applied to the prepayment of real estate taxes, certain cure costs with respect to the Registrant's agreements with Coors Brewing Company which were assigned to OI and a break-up fee payable to Ball- Foster Glass Container Co., L.L.C. The balance of the net proceeds of the sale remaining after application to the costs of the winddown and to other administrative and priority claims will be distributed to the creditors of the Registrant, including the holders of approximately $158 million principal amount of the Registrant's Senior Secured Notes and holders of other secured and unsecured claims, pursuant to a Plan of Reorganization which is being developed by the Registrant in conjunction with the Official Committee of Unsecured Creditors of the Registrant (the "Committee").

     The Series A Preferred Stock ranks senior to New Anchor Common Stock and to all other classes and series of preferred stock of New Anchor (including the Series B 8% Cumulative Convertible Preferred Stock of New Anchor (the "Series B Preferred Stock") issued to Consumers as described below). Shares of Series A Preferred Stock have a liquidation value of $25.00 per share and are convertible into shares of New Anchor Common Stock at a conversion price of $6.00 per share, subject to adjustment pursuant to anti-dilution provisions. The terms of the Series A Preferred Stock provide for cumulative quarterly cash dividends at a rate of 10% per annum. However, payment of cash dividends is restricted by New Anchor's loan documents. Shares of Series A Preferred Stock are mandatorily redeemable by New Anchor not later than January 31, 2009 and are redeemable at the option of New Anchor at any time and from time to time after February 5, 2000 provided that the trading price for New Anchor Common Stock for a specified period is greater than $6.00 per share. The holders of the Series A Preferred Stock have no voting rights except that the holders of the Series A Preferred Stock will have the right to elect three directors of New Anchor whenever dividends payable on the shares of the Series A Preferred Stock are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for 12 quarterly dividend payments. In addition, during the period of three years following the closing, the holders of the New Anchor Common Stock issued to the Registrant will have the right to elect four members of New Anchor's nine member Board of Directors.

     Pursuant to the Agreement, New Anchor assumed three defined benefit pension plans of the Registrant (the "Pension Plans"). At the closing, New Anchor contributed $9,056,000 in cash and issued 360,000 shares of Series A Preferred Stock to the Pension Plans. The Pension Benefit Guaranty Corporation (the "PBGC") and New Anchor entered into an agreement (the "PBGC-New Anchor Agreement") pursuant to which the PBGC agreed not to terminate the Pension Plans by reason of the transactions contemplated by the Agreement and the assumption of the Pension Plans by New Anchor. Such agreement by the PBGC was a condition to the obligations of Consumers and OI to consummate the transactions. The PBGC-New Anchor Agreement also requires New Anchor to cause the Pension Plans to engage an independent appraiser to value the shares of Series A Preferred Stock no later than February 28, 1997. If the valuation shows that the shares contributed to the Pension Plans are worth less than $9,000,000 in the aggregate (or $25 per share), New Anchor will make an additional contribution to the Pension Plans, no later than March 31, 1997, in cash or in additional shares of Series A Preferred Stock, equal to the difference. If New Anchor has to make an additional contribution to the Pension Plans pursuant to the PBGC-New Anchor Agreement, and decides to make any such contribution in the form of Series A Preferred Stock, the percentage ownership of the equity of New Anchor of various parties as described elsewhere in this Report will be affected.

     In addition to the securities issued to the Registrant and the Pension Plans, at the closing, an affiliate of Consumers was issued (i) 200,000 shares of New Anchor Common Stock for a purchase price of $5 per share or an aggregate of $1 million and (ii) 3,360,000 shares of the Series B Preferred Stock, which shares are convertible into approximately 15,272,727 shares of New Anchor Common Stock, for an aggregate purchase price of $84 million. The shares of New Anchor Common Stock and Series B Preferred Stock issued to the affiliate of Consumers represent approximately 55% of the fully-diluted equity of New Anchor. During the three year period following the closing, the holder of the shares of New Anchor Common Stock issued to the affiliate of Consumers will have the right to elect five members of Anchor's nine member Board of Directors. Bankers Trust Company, one of New Anchor's bank lenders, was issued warrants to purchase for nominal consideration up to approximately 1,405,229 shares of New Anchor Common Stock, which shares represent approximately 5% of the fully-diluted equity of New Anchor. New Anchor has agreed to issue additional Warrants for the same number of shares of New Anchor Common Stock in connection with the refinancing of a bridge loan obtained by New Anchor as part of its financing of the transaction.

     Shares of the Series B Preferred Stock have a liquidation value of $25.00 per share and are convertible into shares of New Anchor Common Stock at a conversion price of $5.50 per share, subject to adjustment pursuant to anti-dilution provisions. The terms of the Series B Preferred Stock provide for cumulative dividends at a rate of 8% per annum payable by issuance of additional shares of Series B Preferred Stock for the three year period following the closing.

     Copies of the Restated Certificate of Incorporation of New Anchor and the Certificates of Designations for the Series A Preferred Stock and Series B Preferred Stock are filed as exhibits to this Report.

     In connection with the closing, the parties entered into an amendment to the Agreement (the "Amendment") pursuant to which the parties agreed to eliminate from the Purchased Assets (as defined in the Agreement) to be acquired by Consumers three of the closed plants facilities owned by the Registrant located at Corsicana, Texas, Huntington Park, California and San Leandro, California, and to reduce the cash portion of the purchase price otherwise payable by Consumers by $5.7 million. The Registrant will seek to sell these three plant facilities as soon as practicable. In addition, the Registrant and Consumers entered into a Waiver Agreement pursuant to which the Registrant waived the obligation of Consumers to assume certain real estate leases of the Registrant in exchange for which the purchase price paid by Consumers was increased by $595,000 in cash and an additional 3,320 shares of Series A Preferred Stock and 898 shares of New Anchor Common Stock. Copies of the Amendment and the Waiver Agreement are filed as exhibits to this Report.

     Under the terms of an agreement between Consumers and Vitro, Sociedad Anonima ("Vitro"), the parent of the Registrant, Vitro was released from its obligations under certain letters of credit in favor of the Travelers Indemnity Company and its affiliates including the Aetna Casualty and Surety Company ("Travelers/Aetna"), the insurance company providing insurance to the Registrant. In consideration therefor, as well as for releases from the Registrant and the Committee, at the closing Vitro paid $8.4 million in cash to the Registrant's estate. In addition, in consideration for the assumption of its policies and obligations thereunder, Travelers/Aetna has agreed to pay to the Registrant's estate $4 million out of the proceeds of reimbursements on workers' compensation claims payable to it by New Anchor.

     On February 6, 1997, the Registrant changed its corporate name to Anchor Resolution Corp. and New Anchor changed its corporate name to Anchor Glass Container Corporation. Copies of the Certificates of Amendment effecting such changes also are filed as exhibits to this Report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

         2.1 Amendment to Asset Purchase Agreement, dated as of February 5, 1997 among the Registrant, Consumers and OI.

         2.2 Waiver Agreement dated February 5, 1997, between the Registrant and Consumers.

         3.1 Certificate of Amendment of Certificate of Incorporation of the Registrant changing its corporate name from Anchor Glass Container Corporation to Anchor Resolution Corp. filed on February 6, 1997 with the Secretary of State of the State of Delaware.

         99.1 Restated Certificate of Incorporation of Anchor Glass Acquisition Corporation.

         99.2 Certificate of Designations for Series A Preferred Stock of Anchor Glass Acquisition Corporation.


         99.3 Certificate of Designations for Series B Preferred Stock of Anchor Glass Acquisition Corporation.

         99.4     Certificate of Amendment of Certificate of
                  Incorporation of Anchor Glass Acquisition Corporation filed on February 6, 1997 with the Secretary of State of the State of Delaware.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ANCHOR RESOLUTION CORP.


                                         By: /S/ ROBERT D. MCGREW
                                             Name:  Robert D. McGrew
                                             Title: Assistant Treasurer

Dated: February 18, 1997

                                  EXHIBIT INDEX

EXHIBIT                    DESCRIPTION

2.1 Amendment to Asset Purchase Agreement, dated as of February 5, 1997 among the Registrant, Consumers and OI.

2.2               Waiver Agreement dated February 5, 1997, between the
                  Registrant and Consumers.

3.1               Certificate of Amendment of Certificate of
                  Incorporation of Anchor Glass Container Corporation filed on February 6, 1997 with the Secretary of State of the State of Delaware.

99.1 Restated Certificate of Incorporation of Anchor Glass Acquisition Corporation.

99.2 Certificate of Designations for Series A Preferred Stock of Anchor Glass Acquisition Corporation.

99.3 Certificate of Designations for Series B Preferred Stock of Anchor Glass Acquisition Corporation.

99.4              Certificate of Amendment of Certificate of
                  Incorporation of Anchor Glass Acquisition Corporation filed on February 6, 1997 with the Secretary of State of the State of Delaware.